The Companies Acts 1985 to 1989



Articles of Association of
AMVESCAP PLC


Public Company Limited by Shares
(Incorporated on 19 December 1935)






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                                    CONTENTS

CLAUSE    PAGE





PRELIMINARY....................................................................1
1.   Table A...................................................................1
2.   Interpretation............................................................1
3.   Statutes..................................................................4
4.   Office....................................................................4
SHARE CAPITAL..................................................................4
5.   Authorised share capital..................................................4
6.   Special Voting Share......................................................4
7.   Rights attaching to shares................................................6
8.   Redemption and purchase of shares.........................................6
9.   Purchase of shares........................................................6
10.    Treasury shares.........................................................6
MODIFICATION OF RIGHTS.........................................................6
11.    Modification of class rights............................................6
12.    Issues of further shares................................................7
SHARES.........................................................................7
13.    Payment of commission and brokerage.....................................7
14.    Unissued shares.........................................................7
15.    Recognition of trusts...................................................7
SHARE CERTIFICATES.............................................................7
16.    Uncertificated shares...................................................8
17.    Share certificates and right to share certificates......................8
18.    Share certificates of joint holders.....................................9
19.    Replacement of share certificates.......................................9
20.    Payment for share certificates..........................................9
21.    Registration of holders.................................................9
LIEN...........................................................................9
22.    Lien on partly paid shares..............................................9
23.    Enforcement of lien by sale............................................10
24.    Application of sale proceeds...........................................10
TRANSFER OF SHARES............................................................10
25.    Transfers of uncertificated shares.....................................10
26.    Form of transfer.......................................................10
27.    Right to decline registration..........................................10
28.    Further rights to decline registration.................................11
29.    Notice of refusal to register..........................................11
30.    No fee for registration................................................11
31.    Suspension of registration.............................................11
32.    Destruction of documents...............................................11
33.    Renunciation of allotment..............................................12
TRANSMISSION OF SHARES........................................................13
34.    Transmission on death..................................................13
35.    Person entitled by transmission........................................13
36.    Restrictions on election...............................................13
37.    Rights of persons entitled by transmission.............................13

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CALLS ON SHARES...............................................................14
38.    Calls..................................................................14
39.    Timing and payment of calls............................................14
40.    Liability of joint holders.............................................14
41.    Interest due on non-payment of calls...................................14
42.    Deemed calls...........................................................14
43.    Power to differentiate between holders.................................14
44.    Payment of calls in advance............................................15
FORFEITURE OF SHARES..........................................................15
45.    Notice if call or instalment not paid..................................15
46.    Form of notice.........................................................15
47.    Forfeiture for non-compliance..........................................15
48.    Notice after forfeiture................................................15
49.    Disposal of forfeited shares...........................................15
50.    Continuing liability...................................................16
51.    Statutory declaration..................................................16
STOCK.........................................................................16
52.    Conversion of stock and shares.........................................16
53.    Transfer of stock......................................................16
54.    Stockholders' rights...................................................17
55.    Application of Articles to stock.......................................17
INCREASE OF CAPITAL...........................................................17
56.    Increase of share capital..............................................17
57.    Application of Articles to new shares..................................17
ALTERATIONS OF CAPITAL........................................................17
58.    Consolidation, sub-division and cancellation...........................17
59.    Reduction of share capital.............................................18
60.    Fractions of shares....................................................18
UNTRACED SHAREHOLDERS.........................................................18
61.    Power to sell shares...................................................18
62.    Authority to effect sale...............................................19
63.    Authority to cease sending cheques.....................................19
GENERAL MEETING...............................................................20
64.    Annual general meeting.................................................20
65.    Extraordinary general meetings.........................................20
66.    Convening of extraordinary general meetings............................20
NOTICE OF GENERAL MEETINGS....................................................20
67.    Length and form of notice..............................................20
68.    Short notice...........................................................20
69.    Right to attend and vote...............................................21
70.    Omission or non-receipt of notice or proxy.............................21
71.    Postponement of general meetings.......................................21
PROCEEDINGS AT GENERAL MEETINGS...............................................21
72.    Quorum and procedure if quorum not present.............................21
73.    Arrangements for simultaneous attendance, security and orderly conduct.21
74.    Chairman of general meetings...........................................23
75.    Adjournments...........................................................23
76.    Method for voting and demand for a poll; casting vote..................23
VOTES OF MEMBERS..............................................................24
77.    Votes of members and joint holders.....................................24
78.    Suspension of rights for non-payment of calls and non-disclosure of interests..........................................................24
79.    Joint holders..........................................................26
80.    Corporate representatives..............................................27
81.    Mental disorder........................................................27
82.    Objections to and errors in voting.....................................27

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83.    Voting on a poll.......................................................27
84.    Execution of proxies...................................................27
85.    Appointment of proxies.................................................27
86.    Rights of proxies......................................................28
87.    Delivery of proxies....................................................28
88.    Two or more appointments of proxy......................................28
89.    Validity of proxies....................................................28
90.    Cancellation of proxy's authority......................................29
91.    Written resolutions....................................................29
DIRECTORS.....................................................................29
92.    Number of Directors....................................................29
93.    Alternate Directors....................................................29
94.    Directors' fees and expenses...........................................30
95.    Additional remuneration................................................30
96.    Other interest of Directors............................................30
97.    Directors' shareholding qualification..................................33
DISQUALIFICATION OF DIRECTORS.................................................33
98.    Vacation of a Director's office........................................33
POWERS AND DUTIES OF DIRECTORS................................................34
99.    Powers of the Company vested in the Directors..........................34
100.   Local boards...........................................................34
101.   Attorneys..............................................................34
102.   Official Seal..........................................................35
103.   Overseas branch register...............................................35
104.   Signing of cheques etc.................................................35
105.   Minutes................................................................35
BORROWING POWERS..............................................................35
106.   Directors' borrowing powers and restrictions on borrowing..............35
PROCEEDINGS OF THE BOARD......................................................38
107.   Board meetings and participation.......................................38
108.   Quorum at Board meetings...............................................38
109.   Notice of Board meetings...............................................38
110.   Directors below minimum................................................39
111.   Appointment of Chairman and deputy-Chairman of meetings................39
112.   Board meetings.........................................................39
113.   Delegation of Board's powers to committees.............................39
114.   Written resolution of Directors........................................40
115.   Validity of Directors' acts............................................40
ROTATION OF BOARD.............................................................40
116.   Retirement from the Board..............................................40
117.   Election to the Board..................................................40
118.   Appointment of Directors by separate resolution........................40
119.   Persons eligible for appointment.......................................40
120.   Automatic re-election..................................................41
121.   Increase and reduction in number of Directors..........................41
122.   Casual vacancies and additional powers of Directors - powers of the
           Company............................................................41
123.   Casual vacancies and additional Directors - powers of Directors........41
124.   Power of removal by ordinary resolution................................41
125.   Appointment of replacement Director....................................42
MANAGING AND EXECUTIVE DIRECTORS..............................................42
126.   Appointment of executive Directors.....................................42
127.   Powers of Executive Directors..........................................42
SECRETARY.....................................................................42
128.   Appointment and removal of the Secretary...............................42
129.   Assistant or Deputy Secretary..........................................43

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130.   Capacity...............................................................43
PENSIONS AND ALLOWANCES.......................................................43
131.   Power to award pensions, annuities, etc................................43
132.   Power to purchase and maintain insurance...............................43
THE SEAL......................................................................44
133.   Use of seal............................................................44
DIVIDENDS.....................................................................44
134.   Declarations of dividends by Company...................................44
135.   Calculation of dividends...............................................45
136.   Payment of interim and fixed dividends by the Board....................45
137.   Deductions of amounts due on shares and waiver of dividends............45
138.   Interest...............................................................45
139.   Forfeiture of dividends................................................45
140.   Payment procedure......................................................45
141.   Dividends other than in cash...........................................46
142.   Establishment of reserve...............................................46
143.   Waiver of dividend.....................................................46
CAPITALISATION OF PROFITS.....................................................47
144.   Power to capitalise....................................................47
145.   Authority required.....................................................47
146.   Provision for fractions etc............................................48
ACCOUNTS......................................................................48
147.   Accounting records to be kept..........................................48
148.   Location of accounting records.........................................48
149.   Power to extend inspection to Members..................................48
150.   Inspection of accounting records.......................................48
AUDIT.........................................................................49
151.   Appointment of Auditors................................................49
NOTICES.......................................................................49
152.   Service of notice......................................................49
153.   Members resident abroad................................................49
154.   Curtailment of postal service..........................................49
155.   Notice deemed served...................................................50
156.   Service of notice on persons entitled by transmission..................50
157.   Persons entitled to receive notice.....................................50
ELECTRONIC COMMUNICATION......................................................50
158.   Electronic Communication...............................................50
159.   Signature of documents.................................................51
WINDING-UP....................................................................52
160.   Distribution of assets.................................................52
INDEMNITY.....................................................................52
161.   Indemnity of Auditors..................................................52
162.   Indemnity of Directors.................................................52




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                                                              Company No. 308372
                         THE COMPANIES ACT 1985 to 1989

                           ---------------------------

                            COMPANY LIMITED BY SHARES
                           ---------------------------


                             ARTICLES OF ASSOCIATION
                                     - of -

                                  AMVESCAP PLC

                    (Adopted by Special Resolution passed on
                                 28 April 2005)
                           ---------------------------

                                   PRELIMINARY

1.   Table A

     The regulations in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company except in so far as they are repeated or contained in these Articles.

2.   Interpretation

     In these Articles, if not inconsistent with the subject or context:

     the words standing in the first column of the following table shall bear the meaning set opposite to them respectively in the second column thereof.

     WORD                               MEANINGS


     "Act" Means the Companies Act 1985 (as amended by the Companies Act 1989);

     "address"                          Shall, in any case where Electronic
                                        Communication is expressly permitted
                                        pursuant to these Articles, include any
                                        number or address used for the purpose
                                        of such Electronic Communication
                                        (including, in the case of any
                                        uncertificated proxy instruction
                                        permitted under Article 87, an
                                        identification number of a participant
                                        in the relevant system) but, in any
                                        other case, shall not include any number or address used for such purpose;

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     "Articles"                         Means these Articles of Association as
                                        now framed or as from time to time
                                        altered by special resolution;

     "Auditors"                         Means the auditors for the time being of
                                        the Company;

     "Board" Means the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors (or duly authorised committee thereof) at which a quorum is present;

     "clear days' notice" Means that the notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given or on which it is to take effect;

     "communication"                    Shall, where the context so admits, have
                                        the same meaning as in the Electronic
                                        Communications Act 2000;

     "Debentures"                       Means the 6 per cent. equity
                                        subordinated debentures of C$1000
                                        principal amount each issued by
                                        Exchangeco and convertible into
                                        Exchangeable Shares;

     "Directors"                        Means the directors for the time being
                                        of the Company, or, as the case may be,
                                        the board of directors for the time
                                        being of the Company or the persons
                                        present at a duly convened meeting of
                                        the board of directors or any duly
                                        authorised committee thereof at which a
                                        quorum is present;

     "Electronic Communication"         Means the same as in the Electronic
                                        Communications Act 2000;

     "Exchangeco"                       Means AMVESCAP Inc. a corporation
                                        incorporated under the laws of the
                                        province of Nova Scotia in Canada and an indirect wholly owned subsidiary of the Company;

     "Exchangeable                      Shares" Means shares issued or to be
                                        issued from time to time by Exchangeco
                                        which are exchangeable on a one for one
                                        basis into Ordinary Shares of the
                                        Company;

     "in writing"                       Means written or produced by any
                                        substitute for writing, or partly
                                        written and partly so produced including
                                        (without prejudice) printing,
                                        lithography, typewriting, photography,
                                        Electronic Communication, and other
                                        modes of representing or reproducing
                                        words in visible form;

     "London Stock Exchange"            Means London Stock Exchange plc;

     "Member"                           Means a member of the Company;

     "month"                            Means calendar month;

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     "Office"                           Means the registered office for the time
                                        being of the Company;

     "paid up"                          Means paid up or credited as paid up;

     "Prescribed Rate"                  Means an annual rate of  interest equal
                                        to two per cent. above the Base Lending
                                        Rate (or any equivalent thereof or
                                        successor thereto) published from time
                                        to time by a clearing bank in London
                                        selected by the Board from time to time
                                        being the Base Lending Rate in effect at the close of business in London on the date immediately preceding the day on which such rate falls to be determined;

     "Register"                         Means the Register of Members of the
                                        Company;

     "Regulations"                      Means the Uncertificated Securities
                                        Regulations 2001;

     "relevant                          system" Means the computer-based system
                                        and procedures which enable title to
                                        shares to be evidenced and transferred
                                        without a written instrument and which
                                        facilitate supplementary and incidental
                                        matters in accordance with the
                                        Regulations;

     "Seal"                             Means the Common Seal of the Company;

     "the Statutes"                     Means every United Kingdom statute
                                        (including any orders, regulations or
                                        other subordinate legislation made
                                        under it) from time to time in force
                                        concerning companies insofar as it
                                        applies to the Company;

     "United Kingdom"                   Means Great Britain and Northern
                                        Ireland;

     Words importing the singular number only shall include the plural number and vice versa;

     Words importing the masculine gender only shall include the feminine gender;

     Words importing persons shall include corporations;

     The expressions "debenture" and "debenture holder" shall include debenture stock and debenture stockholder;

     The expression "the Secretary" shall include a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

     The expression "dividend" shall include bonus;

     Reference to any provision of any Statute shall extend to and include any amendment or re-enactment of or substitution for the same effected by any subsequent Statute; and

     3
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     Anything which may be done by or with the sanction of an ordinary resolution may also be done by or with the sanction of a special resolution.

3.   Statutes

     Subject to the last preceding Article, any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.


4.   Office

     The Office shall be at such place in England or Wales as the Board shall from time to time appoint.

                                  SHARE CAPITAL

5.   Authorised share capital

     The authorised share capital of the Company at the date of the adoption of these Articles is (pound)262,500,000 divided into 1,049,999,999 Ordinary Shares of 25 pence each and one Special Voting Share of 25 pence (the "Special Voting Share").

6.   Special Voting Share

     The following provisions of this Article 6 contain the rights, privileges, and restrictions attaching to the Special Voting Share and all the other provisions of these Articles are to be read and construed subject to them:

6.1 The Special Voting Share shall not carry any right to receive dividends or distributions;

6.2 The holder of the Special Voting Share shall have the right to receive notice of and to attend and vote at any general meeting of the Company as follows:

     (a) On a show of hands, the holder of the Special Voting Share, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Exchangeable Shares (other than the Company and its subsidiaries) (a "Beneficiary") (or its nominee) on such show of hands as proxy for the holder of the Special Voting Share in accordance with
          Article 6.2(d) below;

     (b) On a poll, the holder of the Special Voting Share shall have one vote for every four Exchangeable Shares then outstanding:

          (i)  that are owned by Beneficiaries; and

          (ii) as to which the holder of the Special Voting Share confirms to the Company that it has received voting instructions from the Beneficiaries. Votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     (c) The holder of the Special Voting Share shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands, and to this extent Article 76.1 is amended and varied.

     (d) If so instructed by a Beneficiary, the holder of the Special Voting Share shall appoint that Beneficiary, or such other person as that Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special Voting Share:

          (i) on a poll, one vote for every four Exchangeable Shares held by the Beneficiary, and

          (ii) on a show of hands one vote (the "Beneficiary Votes"). A proxy need not be a Member of the Company. A Beneficiary (or his nominee) exercising his Beneficiary Votes shall have the same rights as the holder of the Special Voting Share to speak at the meeting in favour of any matter and to vote on a show of hands or on a poll in respect of any matter proposed, and to this extent
               Article 77 is amended and varied.

6.3 The holder of the Special Voting Share may, by service of notice by the Company, be required to require any Beneficiary or any person whom the holder of the Special Voting Share and/or Exchangeco know or have reason to believe holds any interest whatsoever in an Exchangeable Share to confirm to the Company that fact or to give to the Company such details as to who holds an interest in such Exchangeable Share as would be required if the Exchangeable Shares were Ordinary Shares and that the Beneficiary had been duly served with a notice under section 212 of the Companies Act 1985 (as amended) as referred to in Article 78.2. If the Beneficiary fails to respond within the prescribed period then the provisions of Article 78.2 shall apply to that Beneficiary.

6.4 Subject as aforesaid, or except as otherwise required by applicable law, the Special Voting Share and the Ordinary Shares shall constitute one class.

6.5 In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, the holder of the Special Voting Share shall be entitled to receive out of the assets of the Company available for distribution to the shareholders of the Company, an amount equal to 25 pence before any distribution is made on the Ordinary Shares or any other shares ranking junior to the Special Voting Share as to distribution of assets upon voluntary or involuntary liquidation. After payment of such amount the holder of the Special Voting Share shall not be entitled to any further participation in any distribution of assets of the Company.

6.6 The Special Voting Share shall not be subject to redemption by the Company or at the option of its holder, except that at such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Company or its subsidiaries) and no Debentures shall be outstanding, the Special Voting Share shall automatically be redeemed and cancelled, with an amount of 25 pence due and payable under such redemption, and the Board is hereby authorised to take all (if any) such steps as may be necessary or desirable to effect such redemption and cancellation.

6.7  The Special Voting Share shall rank senior to all Ordinary Shares.

6.8 The Company may not, without the consent of the holder of the Special Voting Share, issue any special voting shares in addition to the Special Voting Share and no other term of the Special Voting Share shall be amended, except with the approval of the holder of the Special Voting Share.

7.   Rights attaching to shares

     Without prejudice to any special rights conferred on the holders of any shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine).

8.   Redemption and purchase of shares

     Subject to the provisions of the Statutes any shares may be issued on the terms that they are, or at the option of the Company or holders thereof are to be liable, to be redeemed on such terms and in such manner as may be provided by these Articles.

9.   Purchase of shares

     Subject to the provisions of the Statutes, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any shares which are admitted to the official list maintained by the UK Listing Authority and which are convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

     (a) the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or
     (b) the purchase, or the contract, has first been approved by an extraordinary resolution passed at a separate meeting of the holders of such convertible shares.

10.  Treasury shares

     The Company may not exercise any right in respect of treasury shares held by it, including any right to attend or vote at meetings, to participate in any offer by the Company to shareholders or to receive any distribution (including in a winding-up), but without prejudice to its right to sell the treasury shares, to receive an allotment of shares as fully paid bonus shares in respect of the treasury shares or to receive any amount payable on redemption of any redeemable treasury shares.


                             MODIFICATION OF RIGHTS

11.  Modification of class rights

     Subject to the provisions of Statutes, all or any of the special rights and privileges for the time being attached to any class of shares for the time being issued may from time to time (either whilst the Company is a going concern or during or in contemplation of a winding-up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of such class of shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held in treasury shares) and that any holder of shares of the class shall be entitled on a poll to one vote for every such share of the class held by him, and that, if at any adjourned meeting of such holders a quorum as above defined be not present, those of such holders who are present shall be a quorum.

12.  Issues of further shares

     The special rights conferred on the holders of any shares or class of shares shall not unless expressly provided by the terms and conditions from time to time attached to such shares be deemed to be altered by the creation of or issue of further shares ranking in priority to or pari passu therewith.

                                     SHARES

13.  Payment of commission and brokerage

     The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

14.  Unissued shares

     Save as otherwise provided in the Statutes or in these Articles all unissued shares (whether forming part of the original or any increased capital) shall be at the disposal of the Board who may (subject to the provisions of the Statutes) allot, grant options over, offer or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they may determine.


15.  Recognition of trusts

     Except as ordered by a Court of competent jurisdiction or as required by law or these Articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES

16.  Uncertificated shares

16.1 Unless otherwise determined by the Board and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. Notwithstanding any provisions of these Articles, the Board shall have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the Regulations and the facilities and requirements of the relevant system concerned). No provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertificated form.

16.2 Conversion of a certificated share into an uncertificated share, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

16.3 The Company shall enter on the Register how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Regulations and the relevant system concerned. Unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

16.4 A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated or uncertificated shares.

16.5 The Company shall be entitled, in accordance with regulation 32(2)(c) of the Regulations, to require the conversion of an uncertificated share into certificated form to enable it to deal with that share in accordance with any provision in these Articles, including in particular, Articles 60 to 63, and 78.

16.6 The provisions of Articles 17 to 21 inclusive shall not apply to uncertificated shares.

17.  Share certificates and right to share certificates

17.1 Subject to Article 17.2 below, the certificates of title to shares shall be issued under the Seal or under the official seal kept by the Company by virtue of Section 40 of the Companies Act 1985 and shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class.

17.2 Subject to the provisions of the Statutes and the regulations of The London Stock Exchange, the Board may by resolution decide, either generally or in any particular case or cases, that certificates of title to shares need not be issued under a seal.

17.3 Every person (other than a recognised clearing house within the meaning of the Financial Services and Markets Act 2000) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000) whose name is entered as a Member in the Register shall be entitled, without payment, to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the shares registered in his name or, in the case of shares of more than one class being registered in his name, a separate certificate for each class of shares so registered, and where a Member transfers part of the shares of any class registered in his name the old certificate shall be cancelled and, to the extent the balance is to be held in certificated form, he shall be entitled without payment to one new certificate for the balance of shares of that class retained by him. If a Member shall require additional certificates he shall pay for each additional certificate such reasonable sum (if any) as the Board may determine. The Board may, by resolution, disapply the provisions of this Article and Article 19 below to the extent permitted by the Statutes and the regulations of The London Stock Exchange.

18.  Share certificates of joint holders

     In respect of shares of the class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to the person first named on the Register in respect of such shares shall be sufficient delivery to all such holders.

19. Replacement of share certificates

     If a share certificate be defaced, lost or destroyed it may be replaced upon request and on such terms (if any) as to evidence and indemnity (with or without security) as the Board may think fit and, in the case of defacement, on delivery of the old certificate to the Company. In respect of shares jointly held by more than one person, any one of the joint holders may make such request.

20.  Payment for share certificates

     Every certificate issued under the last preceding Article shall be issued without payment but there shall be paid to the Company any exceptional out-of-pocket expenses of the Company in connection with the request as the Board thinks fit and a sum equal to the costs incurred by the Company of any such indemnity or security as is referred to in that Article.

21.  Registration of holders

     The Company shall not be bound to register more than four persons as the holders of any share.

                                      LIEN

22.  Lien on partly paid shares

     The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share but the Board may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends payable thereon.

23.  Enforcement of lien by sale

     The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default shall have been given to the holder for the time being of the share or to the person entitled by reason of his death or bankruptcy to the share.

24.  Application of sale proceeds

     The net proceeds of sale, after payment of the costs thereof, shall be received by the Company and applied in or towards payment or satisfaction of the sum in respect whereof the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

25.  Transfers of uncertificated shares

     All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Board pursuant to Article 16.1.

26.  Form of transfer

26.1 All transfers of certificated shares shall be effected by instrument in writing in any usual or common form or in any other form which the Board may approve.

26.2 The instrument of transfer of any share (whether certificated or uncertificated) shall be signed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof: Provided that in the case of a partly paid share (including a share in respect of which the whole of any premium payable under the terms of its allotment has not become payable and been paid) the instrument of transfer must also be signed by or on behalf of the transferee.

27.  Right to decline registration

     The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of shares (which is not a fully paid share (whether certificated or uncertificated)) provided that the refusal does not prevent dealings in the shares in the Company from taking place on an open and proper basis.

28.  Further rights to decline registration

     In relation to a certificated share, the Board may also decline to recognise any instrument of transfer unless:

28.1 The instrument of transfer is lodged with the Company accompanied by a certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); provided that in the case of a transfer of shares in certificated form by a recognised clearing house (within the meaning of the Financial Services and Markets Act 2000) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000) the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question; and

28.2 The instrument of transfer is in respect of only one class of share.

29.  Notice of refusal to register

     If the Board refuses to register a transfer it shall, in the case of certificated shares, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud) return to him the instrument and shall, in the case of uncertificated shares, notify such person as may be required by the Regulations and the requirements of the relevant system concerned. All instruments of transfer which are registered may be retained by the Company.

30.  No fee for registration

     No fee shall be charged on the registration of any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other instrument relating to or affecting the title to any share or otherwise for making any entry in the Register affecting title to any shares.

31.  Suspension of registration

     The transfer books and the Register and any register of holders of debentures of the Company may, upon giving such notice as is required by the Statutes (if any), be closed at such time or times and for such period as the Board shall deem expedient (and either generally or in respect of any class of shares) except that, in respect of any shares which are uncertificated shares, the Register shall not be closed without the consent of the operator of the relevant system and provided that the same be not closed for any greater period in the whole than thirty days in any year.

32.  Destruction of documents

     Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy:

32.1 All instruments of transfer or other documents which have been registered or on the basis of which any entry in the Register of Members was made at any time after the expiration of six years from the date of registration thereof;

32.2 Any dividend mandate or any variation or cancellation thereof or any notification of change of name or address (which shall include, in relation to Electronic Communications, any number or address used for the purposes of such communications) at any time after the expiration of two years from the date of recording thereof; and

32.3 Any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation;

     and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

     (b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled;

     (c) any document referred to above may, subject to the Statutes, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period;

     (d) references in this Article to the destruction of any document include references to its disposal in any manner; and

     (e) references in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares.

33.  Renunciation of allotment

     The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

     (a) recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

     (b) allow the rights represented thereby to be one or more participating securities under the Regulations,

     in each case upon and subject to such terms and conditions as the Board may think fit to impose.

                             TRANSMISSION OF SHARES

34.  Transmission on death

     In the case of the death of a Member the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole holder or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share jointly held by him with other persons.

35.  Person entitled by transmission

     Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

36.  Restrictions on election

     If any person so becoming entitled shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him, stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing a transfer of such share to that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

37.  Rights of persons entitled by transmission

     A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall, upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof provided always that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                                 CALLS ON SHARES

38.  Calls

     The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) subject to the terms of allotment thereof made payable at fixed times provided that no call shall be payable at less than one month from the date fixed for payment of the last previous call and each Member shall (subject to the Company giving to him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed in whole or part as the Board may determine.

39.  Timing and payment of calls

     A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

40.  Liability of joint holders

     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

41.  Interest due on non-payment of calls

     If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding the Prescribed Rate, as the Board may determine, and all expenses that may have been incurred by the Company by reason of such non-payment, but the Board shall be at liberty to waive payment of such interest and expenses wholly or in part.

42.  Deemed calls

     Any sum which, by the terms of issue of a share, becomes payable on allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

43.  Power to differentiate between holders

     The Board may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and the times of payment.

44.  Payment of calls in advance

     The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys (whether on account of the nominal value or premium) uncalled and unpaid upon any shares held by him, but any Member making any such advance shall not be entitled to receive interest thereon and, save as provided by the terms of issue of shares, for the purposes of Articles 26, 27, 77, 78 and 136 account shall be taken of any amount paid up on a share in advance of a call or the date upon which sum premium or other payment is payable.

                              FORFEITURE OF SHARES

45.  Notice if call or instalment not paid

     If a Member fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and expenses incurred by the Company by reason of such non-payment.

46.  Form of notice

     The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which and the place where the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which such call or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references herein to forfeiture shall include surrender.

47.  Forfeiture for non-compliance

     If the requirements of any such notice as aforesaid be not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.

48.  Notice after forfeiture

     When any share has been forfeited, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by reason of the death or bankruptcy of the holder (as the case may be), and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to make such entry or give such notice as aforesaid.

49.  Disposal of forfeited shares

     A forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person and either subject to or discharged from calls made or instalments due prior to the forfeiture upon such terms and in such manner as the Board shall think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board may think fit provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes. For the purpose of giving effect to any such sale or other disposition the Board may authorise some person to transfer the share so sold or otherwise disposed of to the purchaser thereof or other person becoming entitled thereto.

50.  Continuing liability

     A Member whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares and shall, in the case of certificated shares, surrender to the Company for cancellation the certificate for such shares. Such Member shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine, not exceeding the Prescribed Rate, from the date of forfeiture until payment. The Board may, if it thinks fit, waive the payment of such interest or any part thereof.

51.  Statutory declaration

     A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the same is sold or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

                                      STOCK

52.  Conversion of stock and shares

     The Company may from time to time by ordinary resolution convert any paid up shares into stock of the same class and may re-convert any stock into paid up shares of the same class and of any denomination.

53.  Transfer of stock

     The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal amount of the share from which the stock arose.

54.  Stockholders' rights

     The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at general meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and in assets on a winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

55.  Application of Articles to stock

     All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" herein shall include "stock" and "stockholder".

                               INCREASE OF CAPITAL

56.  Increase of share capital

     The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

57.  Application of Articles to new shares

     The new shares shall be subject to all the provisions of these Articles with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise.

                             ALTERATIONS OF CAPITAL

58.  Consolidation, sub-division and cancellation

     The Company may from time to time by ordinary resolution:

58.1 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

58.2 sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association,

     provided that:

     (a) in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of a share from which the reduced share is derived; and

     (b) the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such qualified or deferred rights or be subject to any such restrictions as compared with, the other or others as the Company has power to attach to unissued or new shares; and

58.3 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

59.  Reduction of share capital

     The Company may also by special resolution reduce its share capital and any capital redemption reserve or any share premium account in any manner and with and subject to any incident authorised and consent required by law.

60.  Fractions of shares

     Subject to any direction by the Company in general meeting, whenever as the result of any exercise of any options or warrants to subscribe for Ordinary Shares in the Company or as the result of any consolidation or sub-division and consolidation of shares or any issue of shares in connection with the capitalisation of profits Members of the Company are entitled to any issued shares of the Company in fractions, the Board may deal with each of such fractions as they shall determine and in particular may provide that fractions are disregarded or that the benefit of fractions shall accrue to the Company or may sell the shares to which Members are so entitled in fractions for the best price reasonably obtainable and pay and distribute to and amongst the Members entitled to such shares in due proportion the net proceeds of the sale thereof or retain such net proceeds for the benefit of the Company. For the purpose of giving effect to any such sale the Board may, in respect of certificated shares, nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled, or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or make such other arrangements as are compatible with the relevant system concerned or, in either case, in accordance with the directions of the buyer thereof and may cause the name of the transferee(s) to be entered in the Register as the holder(s) of the shares comprised in any such transfer, and such transferee(s) shall not be bound to see to the application of the purchase money nor shall such transferee(s)' title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

                              UNTRACED SHAREHOLDERS

61.  Power to sell shares

     The Company shall be entitled to sell, at the best price reasonably obtainable at the time of sale, any share of a Member or any share to which a person is entitled by transmission if and provided that:

61.1 for a period of 12 years prior to the date of publication of the advertisement in Article 61.2 below no cheque, warrant or order sent by the Company in the manner authorised by these Articles in respect of the share in question has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; provided that, in such period of 12 years, at least three dividends whether interim or final on or in respect of the share in question have become payable and no such dividend during that period has been claimed; and

61.2 the Company has, on or after expiration of the said period of 12 years, by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the Member or the address at which service of notices may be effected in the manner authorised in accordance with the provisions of these Articles is located, given notice of its intention to sell such share (but such advertisements need not refer to the names of the holder(s) of the share or identify the share in question); and

61.3 the Company has not, during the further period of three months after the publication of such advertisements and prior to the exercise of the power of sale, received any communication from the Member or person entitled by transmission.

62.  Authority to effect sale

     To give effect to any sale pursuant to the previous Article, the Directors may authorise any person to execute as transferor an instrument of transfer of the said share and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such share. The transferee shall not be bound to see to the application of the purchase monies and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a long term debt for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

63.  Authority to cease sending cheques

     If either:

63.1 on two consecutive occasions cheques, warrants or orders in payment of dividends or other monies payable in respect of any share have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied; or

63.2 following one such occasion reasonable enquiries have failed to establish any new address of the registered holder;

     the Company need not thereafter despatch further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other monies payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose.

                                 GENERAL MEETING

64.  Annual general meeting

     The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall appoint.

65.  Extraordinary general meetings

     All general meetings other than annual general meetings shall be called extraordinary general meetings.

66.  Convening of extraordinary general meetings

     The Board may, whenever it thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition (and for a date not later than eight weeks after receipt of the requisition) or, in default, may be convened by such requisitionists as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

                           NOTICE OF GENERAL MEETINGS

67.  Length and form of notice

     An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing or by Electronic Communication at the least, and a meeting other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice in writing or by Electronic Communication at the least. The notice period shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting, and the general nature of the business to be considered at the meeting. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special or extraordinary resolution shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be. Notice of every general meeting shall be given in the manner hereinafter mentioned to such persons as are, in accordance with the provisions of these Articles, entitled to receive such notices from the Company, and also to the Auditors for the time being of the Company.

68.  Short notice

68.1 A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:

68.2 in the case of a meeting called as the annual general meeting by all the Members entitled to attend and vote thereat; and

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

68.3 in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

69.  Right to attend and vote

     In every notice calling a meeting there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

70.  Omission or non-receipt of notice or proxy

     The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

71.  Postponement of general meetings

     If the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, they may postpone the general meeting to another date, time and/or place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

                         PROCEEDINGS AT GENERAL MEETINGS

72.  Quorum and procedure if quorum not present

72.1 No business shall be transacted at any general meeting unless a quorum be present when the meeting proceeds to business. Save as otherwise provided by these Articles, three Members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A corporation being a Member shall be deemed for the purpose of this Article to be personally present if represented by proxy or in accordance with the provisions of the Statutes.

72.2 If within half-an-hour from the time appointed for the meeting a quorum is not present the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time or place as the Chairman of the meeting may determine. If at such adjourned meeting a quorum as above defined is not present within fifteen minutes from the time appointed for holding the meeting the Members present whether in person or by proxy shall be a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

73.  Arrangements for simultaneous attendance, security and orderly conduct

73.1 In the case of any general meeting, the Directors may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the "Principal Place"), make arrangements for simultaneous attendance and participation at other places by Members and proxies and others entitled to attend the general meeting but excluded from the Principal Place under the provisions of this
     Article 73.

73.2 Such arrangements for simultaneous attendance at the general meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any Members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these Articles any such general meeting shall be treated as being held and taking place at the Principal Place.

73.3 The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies and others entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place. The entitlement of any Member or proxy or other person entitled to attend a general meeting at the Principal Place shall be subject to such arrangements as may for the time being be in force whether stated in the notice of the general meeting to apply to that Meeting or notified to the Members concerned subsequent to the provision of the notice of the general meeting.

73.4 The Directors or the chairman of the meeting or any person authorised by the Directors may direct that Members, proxies or corporate representatives wishing to attend any general meeting or anyone else permitted by the chairman of the meeting to attend should submit to such searches or other security arrangements or restrictions (including, without limitation, restrictions on items of personal property which may be taken into the meeting) as the Directors or the chairman of the meeting or such person authorised by the Directors shall consider appropriate in the circumstances. Such persons shall be entitled in their absolute discretion to refuse entry to, or to eject from, such general meeting any such person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

73.5 A person appointed by the Directors shall preside at each location other than where the chairman of the meeting is presiding. Every such person shall carry out all requests made of him by the chairman of the shareholders' meeting, shall keep good order at that location and shall have all powers necessary or desirable for such purposes.

73.6 The Directors or the chairman of the meeting or any person authorised by the Directors may, at any meeting, take such action as is thought fit to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman of the meeting's decision on matters of procedure or matters arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

73.7 Under no circumstances will a failure (for any reason) of communication equipment, or any other failure in the arrangements for participation in the meeting at more than one place, affect the validity of such meeting, or any business conducted thereat, or any action taken pursuant thereto.

74.  Chairman of general meetings

74.1 The Chairman (if any) of the Board or, in his absence, any deputy-Chairman shall preside as Chairman at every general meeting of the Company.

74.2 If there be no such Chairman or deputy-Chairman, or if at any meeting neither the Chairman nor the deputy-Chairman be present within fifteen minutes after the time appointed for holding the meeting, or if neither of them be willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only be present he shall preside as Chairman if willing to act. If no Director be present, or if all the Directors present decline to take the chair, the Members present shall choose one of their number to be Chairman.

75.  Adjournments

     The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, not less than seven clear days' notice in writing or by Electronic Communication of the adjourned meeting shall be given specifying the day, the place and the time of the meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

76.  Method for voting and demand for a poll; casting vote

76.1 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by the Chairman or by at least three Members present in person or by proxy and entitled to vote or by any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting or holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to less than one-tenth of the total sum paid up on all shares conferring that right. Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost, and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such a resolution.

76.2 If any votes are counted which ought not to have been counted or might have been rejected the error shall not vitiate the resolution unless it is pointed out at the same meeting and not in that case unless it shall, in the opinion of the Chairman of the meeting, be of sufficient magnitude to vitiate the resolution.

76.3 If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

76.4 In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a second or casting vote.

76.5 A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken at such time (not being more than thirty days after the date of the meeting or adjourned meeting at which the poll is demanded) and place and in such manner as the Chairman directs. No notice need to given of a poll not taken immediately.

76.6 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and the demand may be withdrawn at any time before the poll is taken, whether before or after the termination of the meeting in question. If a poll is demanded on a declaration of the result of a show of hands and the demand is later withdrawn in accordance with the provisions of this Article, then the resolution in question shall be carried or lost (as the case may be) in accordance with such declaration and an entry to that effect shall be made in the book of proceedings of the Company.

                                VOTES OF MEMBERS

77.  Votes of members and joint holders

     Subject to any special terms as to voting upon which any shares may be issued or may be for the time being be held, on a show of hands every Member who is present in person shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for each Ordinary Share of which he is holder. Provided that on a poll every Member who is present in person or by proxy shall in respect of Ordinary Shares held by him otherwise than fully paid up have one vote for every twenty-five pence paid up in respect of the nominal amount of Ordinary Shares held by him. For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

78. Suspension of rights for non-payment of calls and non-disclosure of interests

78.1 No Member shall, unless the Board otherwise determines, be entitled in respect of any share in the capital of the Company held by him to be present or to vote at any general meeting or meeting of the holders of any class of shares in the capital of the Company either personally or by proxy, or be reckoned in the quorum for any such meeting or to exercise any other right conferred by membership in relation to meetings of the Company or holders of any class of shares in the capital of the Company if any call or other sum presently payable by him to the Company in respect of such share remains unpaid.

78.2 If any Member, or any person appearing to the Board to be interested in shares held by such Member, has been duly served with a notice under
     Section 212 of the Companies Act 1985 and is in default for the prescribed period in supplying to the Company the information thereby required then the Board may in their absolute discretion at any time thereafter serve a notice (a "direction notice") upon such Member as follows:

     (a) a direction notice may direct that, in respect of the shares in relation to which the default occurred ("default shares"), the Member shall not be entitled to be present or to vote at a general meeting or a meeting of the holders of any class of shares of the Company either personally or by proxy or to be reckoned in the quorum for any such meeting or to exercise any other right conferred by membership in relation to the meetings of the Company or of the holders of any class of shares of the Company for so long as the default occurs; and

     (b) where the default shares represent at least 0.25 per cent. of the class of issued shares concerned (excluding any shares in the Company held as treasury shares), then the direction notice may additionally direct that:

          (i) in respect of the default shares any dividend or other money which would otherwise be payable on such shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member; and/or

          (ii) no transfer other than an approved transfer of any shares held by such Members shall be registered unless:

                    (A) the Member is not himself in default as regards supplying the information requested; and

                    (B) the transfer is of part only of the Member's holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry the Member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer, provided that, in the case of shares in uncertificated form, the Board may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.

               Any direction notice may treat shares of a Member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

               The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

78.3 Any direction notice shall cease to have effect not more than seven days after the earlier of the receipt by the Company of:

     (a) a notice of an approved transfer, but only in relation to the shares transferred; or

     (b) all the information required by the section 212 notice, in a form satisfactory to the Board,

     provided that notice in writing of the cessation of the direction notice shall be given to the Member promptly.

78.4 For the purpose of this Article:

     (a) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under the said Section 212 which either:

          (i)  names such person as being so interested; or

          (ii) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

     (b) the prescribed period in respect of any particular Member is twenty-eight days from the date of service of the said notice under
          Section 212 except where the default shares represent at least 0.25 per cent. of the class of shares concerned in which case such period shall be reduced to fourteen days;

     (c)  a transfer of shares is an approved transfer if but only if:

          (i) it is a transfer of shares to an offerer by way or in pursuance of acceptance of a takeover offer for a company (as defined in Section 428 of the Companies Act 1985); or

          (ii) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the Member and with other persons appearing to be interested in such shares; or

          (iii) the transfer results from a sale made through a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000) or any stock exchange outside the United Kingdom on which the Company's shares are normally traded.

78.5 Nothing contained in this Article shall limit the power of the Board under
     Section 216 of the Act.

79.  Joint holders

     In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

80.  Corporate representatives

     A corporation being a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company and shall be deemed to be present in person at any such meeting if a person so authorised is present thereat.

81.  Mental disorder

     A Member in respect of whom an order has been made by any Court having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may at the discretion of the Board vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person appointed by such Court and subject to production of such evidence of appointment as the Board may require, and such committee, receiver, curator bonis or other person may vote on a poll by proxy.

82.  Objections to and errors in voting

     No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

83.  Voting on a poll

     On a poll votes may be given either personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way. Unless his appointment otherwise provides, the proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote.

84.  Execution of proxies

     The appointment of a proxy shall be in writing in any usual common form, or any other form which the Board may approve, under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor be a corporation, either under seal or under the hand of an officer or attorney duly authorised; or, if permitted by the Board, by Electronic Communication in the manner and form and subject to such terms and conditions as the Board may decide. The signature, if any, of such appointment need not be witnessed.

85.  Appointment of proxies

     A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Deposit or (in the case of an appointment by Electronic Communication) receipt of an appointment of proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

86.  Rights of proxies

     A proxy shall have the right to demand or to join in demanding a poll and the right to speak at the meeting.

87.  Delivery of proxies

     The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, or a copy certified in accordance with the provisions of the Powers of Attorney Act, 1971, shall:

87.1 in the case of an appointment not contained in an Electronic Communication, be deposited at the Office (or such other place in the United Kingdom as may be specified in the Notice convening the meeting) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

87.2 in the case of an appointment contained in an Electronic Communication, where an address has been specified for the purpose of receiving Electronic Communications, for the appointment of proxies or voting by means of proxy in or by way of note to the notice convening the meeting, or in any other document sent out by the Company accompanying such notice, or in any invitation contained in an Electronic Communication to appoint a proxy issued by the vote, be received at such address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

87.3 in the case of a poll taken subsequently to the date of a meeting or adjourned meeting be deposited or (in the case of Electronic Communication) received at such address not less than twenty-four hours before the time appointed for the taking of the poll and in default the appointment of the proxy shall not be treated as valid.

88.  Two or more appointments of proxy

     If two or more valid but differing appointments of a proxy are delivered or (in the case of Electronic Communication) received in accordance with these Articles in respect of the same share for use at the same meeting, the one which is last delivered, or, as the case may be, received as aforesaid (regardless of its date, its date of sending or the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was delivered or received last, none of them shall be treated as valid in respect of that share.

89.  Validity of proxies

     The appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No appointment of a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within twelve months from that date.

90.  Cancellation of proxy's authority

     A vote given (or poll demanded) in accordance with the terms of an instrument of proxy or in accordance with an Electronic Communication appointing a proxy, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of proxy or of the authority under which it was executed, or the transfer of the share in respect of which the appointment of proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office before or at such other place (if any) as is specified for depositing the appointment of proxy or, where the appointment of the proxy was contained in an Electronic Communication or was received pursuant to Article 87, at the address at which such appointment was duly received, at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll at which the appointment of proxy is used.

91.  Written resolutions

     Subject to the provisions of the Statutes, a resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Members.

                                    DIRECTORS

92.  Number of Directors

     Unless and until otherwise determined by the Company in general meeting, the Directors shall be not less than two.

93.  Alternate Directors

93.1 Each Director shall have power to appoint either another Director or any person approved for that purpose by a resolution of the Board to act as alternate Director in his place during his absence. A person so appointed shall (subject to his giving to the Company an address within the United Kingdom or an address for the purpose of Electronic Communications at which notices may be served on him) be entitled to receive notices of all meetings of the Board and, in the absence from the Board of the Director appointing him, to attend and vote at meetings of the Board, and to exercise all the powers, rights, duties and authorities of the Director appointing him. A Director may at any time revoke the appointment of an alternate appointed by him, and subject to such approval as aforesaid where requisite appoint another person in his place. The appointment of an alternate Director shall cease and determine on the happening of any event which if he was a Director would render him legally disqualified from acting as a Director or if he has a receiving order made against him or if he compounds with his creditors generally or if be becomes of unsound mind. An alternate Director need not hold a share qualification. Any Director acting as alternate shall have an additional vote for each Director for whom he acts as alternate but shall count as only one for the purpose of determining whether a quorum be present. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, provided that if any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

93.2 All appointments and removals of an alternate Director shall be effected by instrument in writing delivered at the Office and signed by the appointor or at some other address which has been specified by the Board for the purpose of notifying appointments and removals of alternate Directors by means of Electronic Communications in and subject to such terms and conditions, if any, as the Board may decide. In this Article reference to "in writing" shall include the use of Electronic Communications.

93.3 Every person acting as an alternate Director shall be an officer of the Company, and shall also be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate and the Director appointing him provided that such payment be notified to the Company in writing.

94.  Directors' fees and expenses

94.1 The Directors shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Board may from time to time determine (not exceeding in the aggregate an annual sum of (pound)1,000,000 or such larger amount as the Company may by ordinary resolution determine) and such remuneration shall be divided among the Directors as the Board may by resolution determine or, failing such determination, equally, except that any Director holding office for less than a year shall only rank in such division in proportion to the period during which he has held office during such year. Such remuneration shall be deemed to accrue from day to day. The Directors (including alternate Directors) shall also be entitled to be paid their reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or otherwise incurred while engaged on the business of the Company.

94.2 Subject to the Statutes, payment may be made to any one or more Directors under this Article 94 by the allotment and issue to any such Director of shares in the capital of the Company on such terms and subject to such conditions as the Board may determine.

95.  Additional remuneration

     Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

96.  Other interest of Directors

96.1 Subject to the provisions of the Statutes and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director of the Company may be or become a director or other officer or other offices, servant or member of or otherwise interested in any company promoted by the Company or in which the Company may be interested as

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

     shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or other officer servant or member of or from his interest in such other company. The Board may also exercise or procure the exercise of the voting power conferred by the shares in any other company held or owned by the Company (and the Directors may exercise any voting rights to which they are entitled as directors of such other Company) in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing the members of the Board or any of them to be directors or officers or servants of such other company, and fixing their remuneration as such, and each Member of the Board may vote as a Director of the Company in connection with any of the matters aforesaid.

96.2 Subject to the provisions of the Statutes and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with this office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company, either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or in any other manner whatever. Subject to the Statutes, no such contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be liable to be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relation thereby established.

96.3 A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Board after he becomes so interested. A general notice to the Board given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given. An interest (whether of his or a connected person, within the meaning of Section 346 of the Act) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

96.4 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning of section 346 of the Act) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

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


96.5 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

     (a) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

     (b) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

     (c) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is to be interested as a participant in the underwriting or sub-underwriting thereof.

     (d) any proposal concerning any other company in which he (together with persons connected with him within the meaning of Section 346 of the
          Act) is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that neither he nor any person connected with him is the holder of or beneficially interested in 1 per cent or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights of that company;

     (e) any proposals concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes;

     (f) any proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time Executive Directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the scheme or arrangement relates; and

     (g) any proposal concerning (i) insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors, or (ii) indemnities in favour of Directors, or (iii) the funding of expenditure by one or more Directors on defending proceedings against him or them, or (iv) doing anything to enable such Director or Directors to avoid incurring such expenditure.

96.6 A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

96.7 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

96.8 If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

96.9 The Company may by ordinary resolution suspend or relax the provisions of Articles 96.1 to 96.8 to any extent or ratify any transaction not duly authorised by reason of a contravention of such Articles.

97.  Directors' shareholding qualification

     A Director shall not be required to hold any shares of the Company as a qualification for office, but nevertheless shall be entitled to attend and speak (but not to vote) at any general meeting of, or at any separate meeting of the holders of any class of shares in, the Company.

                          DISQUALIFICATION OF DIRECTORS


98.  Vacation of a Director's office

     The office of a Director shall be vacated in any of the following events, namely:

98.1 if he ceases to be a Director by virtue of section 293 of the Act;

98.2 if a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally or applies to the Court for an interim order under Section 25.3 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

98.3 if he becomes prohibited by law from acting as a Director;

98.4 if, in England or elsewhere, an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs;

98.5 if he resigns his office by notice in writing to the Company or offers to resign and the Directors resolve to accept such offer;

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

98.6 if, not having leave of absence from the Directors, he and his alternate (if any) fail to attend the meetings of the Directors for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated;

98.7 if, by notice in writing delivered to or received at the Office or at some other address specified for the purpose of Electronic Communications or tendered at a meeting of the Directors, his resignation is requested by all of the other Directors (but so that this shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company). In this Article 98.7 references to "in writing" shall include the use of Electronic Communications delivered to an address which has been specified by the Directors for the purpose of receiving such resignation request by means of Electronic Communications and subject to such terms and conditions, if any, as the Directors may decide.

                         POWERS AND DUTIES OF DIRECTORS

99.  Powers of the Company vested in the Directors

     The business of the Company shall be managed by the Board, which may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of these Articles and of the Act and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

100. Local boards

     The Board may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101. Attorneys

     The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing

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

     with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers authorities and discretions vested in him.

102. Official Seal

     The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and with regard to having an official seal for sealing and evidencing securities, and such powers shall be vested in the Board.

103. Overseas branch register

     The Company may exercise the powers conferred by the Statutes with regard to the keeping of an Overseas Branch Register, and the Board may (subject to the provisions of the Statutes) make and vary such regulations as it may think fit respecting the keeping of any such register.

104. Signing of cheques etc

     All cheques, promissory notes, drafts, bills of exchange and other negotiable and transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

105. Minutes

105.1 The Board shall cause minutes to be made in books provided for the purpose:

     (a)  of all appointments of officers made by the Board;

     (b) of the names of the Directors present at each Board or committee meeting;

     (c) of all resolutions and proceedings at all meetings of the Company and of the Board and of any committees of the Board.

105.2 Any such minute as aforesaid in Article 105.1 above, if purporting to be signed by the Chairman of the meeting at which the proceedings took place, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof. It shall not be necessary for members of the Board present at any meeting of the Board to sign their names in the minute book or other book kept for recording attendance.

                                BORROWING POWERS

106. Directors' borrowing powers and restrictions on borrowing

106.1 Subject to the provisions, of the Statutes, the Board may exercise all the powers of the Company to borrow or raise money as they think necessary for the purposes of the Company. The aggregate amount at any time owing by the Company and/or its non-banking subsidiary undertakings (as hereinafter defined) in respect of moneys borrowed by it or them or any of them (inclusive of moneys borrowed by the Company or a non-banking subsidiary

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

     undertaking from a banking subsidiary undertaking but exclusive of moneys borrowed by the Company from a non-banking subsidiary undertaking and exclusive of moneys borrowed by a non-banking subsidiary undertaking from another non-banking subsidiary undertaking or from the Company) shall not at any time, without the previous sanction of the Company in general meeting, exceed whichever shall be the greater of (pound)150 million and a sum equal to three times the aggregate of:

     (a) the nominal capital of the Company for the time being issued and paid up;

     (b)  the share premium of the Company;

     (c) other amounts standing to the credit of the consolidated capital and reserves (including but not limited to the capital redemption reserve, the revaluation reserve, other reserves and the profit and loss account); and

     (d)  minority interests;

          all as shown in a consolidation of the then latest audited Balance Sheets of the Company and each of its non-banking subsidiary undertakings but after:

          (i) making such adjustments as may be appropriate in respect of any variation in the issued and paid-up share capital, the Share Premium Account and the Capital Redemption Reserve of the Company since the date of its latest audited Balance Sheet;

          (ii) deducting therefrom:

               (A) an amount equal to any distribution by the Company or its non-banking subsidiary undertakings out of profits earned prior to the date of the latest audited consolidated Balance Sheet and which has been declared, recommended or made since that date except so far as provided for in such Balance Sheet or to the extent that a distribution from a non-banking subsidiary undertaking is received by the Company or another non-banking subsidiary undertaking;

               (B)  all intangible assets other than goodwill; and

               (C) any debit balance on any consolidated reserve to the extent that such amount has not already been deducted from the reserves of the Company and its non-banking subsidiary undertakings;

          (iii) adding thereto the total aggregate amount of any sums which have been charged to reserves in the said consolidation of the then latest audited Balance Sheets of the Company and each of its non-banking subsidiary undertakings in respect of goodwill arising (whether on consolidation or otherwise) as a result of the acquisition of any asset by the Company or its non-banking subsidiary undertakings (a "relevant asset") after deducting therefrom a sum equal to the aggregate of the amounts of any permanent diminution in value of any of the relevant assets; and

          (iv) making such other adjustments as the Auditors for the time being of the Company consider appropriate.

106.2 A report by the Auditors for the time being of the Company as to the aggregate amount which may at any one time in accordance with the provisions of this Article 106.2 be owing by the Company and its non-banking subsidiary undertakings, without such sanction as aforesaid shall be conclusive in favour of the Company and all persons dealing with the Company.

106.3 No such sanction shall be required to the borrowing of any sum of money intended to be applied within six months after such borrowing in the repayment (with or without premium) of any moneys then already borrowed and outstanding notwithstanding that the same may result in such limit being exceeded. In calculating the amount of "moneys borrowed" for the purpose of this Article there shall be deducted the amount of the cash and short-term deposits and cash equivalents of the Company and its non-banking subsidiary undertakings (other than any borrowed moneys permitted by this Article and any cash, short-term deposits and cash equivalents held or made in the capacity of a trustee of, or for or on behalf of, any other person or persons). For the purpose of this Article "cash equivalents" means short term, highly liquid investments that are readily convertible into known amounts of cash and which are purchased as part of cash management activities to earn interest or similar income rather than to make investment gains.

106.4 No lender or other person dealing with the Company shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time the debt or the security was incurred that the limit hereby imposed had been or was thereby exceeded.

106.5 The Board shall take all necessary steps (including the exercise of all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings) for securing that the aggregate amount at any one time outstanding in respect of moneys borrowed by all or any of the non-banking subsidiary undertakings of the Company, exclusive as aforesaid, shall never (without such sanction as aforesaid) when added to the amount (if any) for the time being owing in respect of moneys borrowed by the Company, exclusive as aforesaid, exceed the said limit.

106.6 In this Article 106, the expressions following shall have the meanings hereinafter mentioned, that is to say:

     "subsidiary undertaking" means a company which is for the time being a subsidiary undertaking of the Company as that expression is defined by Statutes;

     "non-banking subsidiary undertaking" means a subsidiary undertaking of the Company which is not a banking subsidiary undertaking as hereinafter defined; and

     "banking subsidiary undertaking" means any subsidiary undertaking which is a bank authorised under the Financial Services and Markets Act 2000 or other subsidiary undertaking the major part of the business of which for the time being consists of the lending of money and/or the taking of deposits and/or the holding of the equity share capital of any such subsidiary undertaking and/or the co-ordination of the activities of such subsidiary undertaking.

106.7 The Board may borrow or raise any such money as aforesaid upon or by the issue or sale of any bonds, debentures or securities, and upon such terms as to the time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper including a right for the holder of bonds, debentures or securities to exchange the same for shares in the Company of any class authorised to be issued.

106.8 Subject as aforesaid the Board may secure or provide for the payment of any moneys to be borrowed authorised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future, and upon any capital remaining unpaid upon the shares of the Company whether called up or not, or by any other security, and the Board may confer upon any mortgagee or person in whom any debenture or security is vested such rights and powers as they think necessary or expedient, and they may vest any property of the Company in trustees for the purpose of securing any moneys so borrowed or raised, and confer upon the trustees or any receiver to be appointed by them or by any debenture-holder such rights and powers as the Board may think necessary or expedient in relation to the undertaking or property of the Company, or the management of the realisation thereof or the making, receiving or enforcing of calls upon the Members in respect of unpaid capital, and otherwise, and may make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.

106.9 The Board may give security for the payment of any moneys payable by the Company in like manner as for the payment of money borrowed or raised, but in such case the amount shall for the purposes of the above limitation be reckoned as moneys borrowed.

                            PROCEEDINGS OF THE BOARD

107. Board meetings and participation

107.1 The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a Board meeting.

107.2 The Directors shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other, and a quorum in that event shall be two Directors so linked.

108. Quorum at Board meetings

     The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two.

109. Notice of Board meetings

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

     Notice of a Board Meeting shall be deemed to be duly given to a Director whether it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. In this Article, references to "in writing" include the use of Electronic Communication delivered to an address which has been specified by a Director for the purpose of his receiving notices of Board Meetings by means of Electronic Communications subject to such terms and conditions, if any, as the Board may decide.

110. Directors below minimum

     The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number be reduced below the minimum number fixed by or in accordance with these Articles, the continuing Director may act for the purpose of filling up vacancies in the Board or for summoning general meetings of the Company but not for any other purpose, and may act for either of the purposes aforesaid notwithstanding that the number of Directors is reduced below the number fixed as the quorum by or in accordance with these Articles. If there be no Directors or Director able or willing to act, then any two Members may summon a general meeting for the purpose of appointing Directors.

111. Appointment of Chairman and deputy-Chairman of meetings

     The Board may elect a Chairman and deputy-Chairman of its meetings and determine the period for which they are respectively to hold office. If no such Chairman or deputy-Chairman be elected, or if at any meeting neither the Chairman nor the deputy-Chairman be present within five minutes after the time appointed for holding the same, Directors present may choose one of their number to be Chairman of the meeting. If at any time there is more than one deputy-Chairman, the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the deputy-Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

112. Board meetings

     A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board.

113. Delegation of Board's powers to committees

113.1 The Board may delegate any of its powers to committees, whether consisting of a member or members of its body or not, as it thinks fit. Any such committee shall, unless the Directors otherwise resolve, have the power to sub-delegate to sub-committees any of the powers or directions delegated to it. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub-committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.

113.2 The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

114. Written resolution of Directors

     A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned PROVIDED THAT such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him.

115. Validity of Directors' acts

     All acts done by the Board or any committee or by any person acting as a Director, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid or that any of them was disqualified from holding office or not entitled to vote, or that they or any of them had vacated office, shall be as valid as if every such person had been duly appointed, was qualified, had continued to be a Director and was entitled to vote.

                                ROTATION OF BOARD

116. Retirement from the Board

116.1 Each Director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected but, unless he falls within Article 116.2 below, he shall be eligible for re-election. . A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

116.2 A Director shall also retire at any annual general meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and unless the Directors have agreed otherwise, he shall not be eligible for re-election.

117. Election to the Board

     Subject to Article 118 the Company at the meeting at which a Director retires in manner aforesaid may fill up the vacated office by electing a person thereto unless at such meeting it is expressly resolved not to fill up such vacated office.

118. Appointment of Directors by separate resolution

     A single resolution for the appointment of two or more persons as Directors shall not be put at any general meeting, unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

119. Persons eligible for appointment

     No person, other than a Director retiring at the meeting, shall, unless recommended by the Board, be eligible for election to the office of a Director at any general meeting unless, not less than seven and not more than twenty-one clear days before the day appointed for the meeting, there shall have been given to the Secretary notice in writing by some Member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

120. Automatic re-election

     If at any meeting at which an election of Directors ought to take place the place of any retiring Director is not filled up, such Director, if offering himself for re-election, shall be deemed to have been re-elected unless (i) at such meeting it be expressly resolved not to fill up such place; or (ii) a motion that he be re-elected is put to the meeting and defeated; or (iii) such Director is ineligible for re-election.

121. Increase and reduction in number of Directors

     The Company in general meeting may from time to time increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office.

122. Casual vacancies and additional powers of Directors - powers of the Company

     Subject as aforesaid, the Company may from time to time by ordinary resolution appoint a person who is willing to be a Director either to fill a casual vacancy or as an additional Director.

123. Casual vacancies and additional Directors - powers of Directors

     Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Articles to appoint any person to be a Director, the Board shall have power at any time and from time to time to appoint any person (subject to the Statutes) to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the dissolution of the next following annual general meeting unless he is re-elected during that meeting.

124. Power of removal by ordinary resolution

     The Company may by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claims such Director may have for damages for breach of any contract of service between him and the Company. The Company may (subject to Article 118 or to the provisions of the Statutes as the case may be) by an ordinary resolution appoint another person in his stead.

125. Appointment of replacement Director

     Subject to Article 118, the Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately proceeding Article.


                        MANAGING AND EXECUTIVE DIRECTORS

126. Appointment of executive Directors

126.1 Subject to the Statutes the Board may from time to time appoint one or more of its body to the office of Executive Chairman, Managing Director or Assistant Managing Director or to such other executive office for such period and upon such terms as it thinks fit and subject to the provisions of any agreement entered into in any particular case, may revoke such appointment. Such appointment of a Director shall (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company) ipso facto determine if he ceases from any cause to be a Director.

126.2 The appointment of any Director to the office of Chairman or deputy-Chairman or Managing Director or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

126.3 The appointment of any Director to any other executive office shall not automatically determine if he ceases, for whatever reason, to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

127. Powers of Executive Directors

127.1 The Board may entrust to and confer upon an Executive Chairman, Managing Director, Assistant Managing Director or other Director holding executive office any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time (subject to the terms of any agreement entered into in any particular case) revoke, withdraw, alter or vary all or any of such powers.

127.2 The Board shall adopt terms of reference setting out the division of responsibilities between the roles of Chairman and Chief Executive from time to time.

                                    SECRETARY

128. Appointment and removal of the Secretary

     Subject to the Statutes, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board. No person shall be appointed or hold office as Secretary who is:

128.1 the sole Director of the Company; or

128.2 a corporation the sole director of which is the sole Director of the Company; or

128.3 the sole director of a corporation which is the sole Director of the Company.

129. Assistant or Deputy Secretary

     The Board may from time to time if there is no Secretary or no Secretary capable of acting by resolution appoint any person to be an assistant or deputy Secretary to exercise the functions of the Secretary.

130. Capacity

     A provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                             PENSIONS AND ALLOWANCES

131. Power to award pensions, annuities, etc

     The Board may exercise all the powers of the Company to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company or its predecessors in business or of any company which is a subsidiary or subsidiary undertaking of or related to or associated with the Company or any such subsidiary or subsidiary undertaking and to the wives, widows, children and to the relatives and dependants of any such persons and to any person who is otherwise connected or related thereto and may establish, maintain, support, subscribe to and contribute to all kinds of Schemes, Trusts and Funds (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise).

132. Power to purchase and maintain insurance

132.1 Without prejudice to any other provisions of these Articles, the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or Auditors of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together "Group Companies") or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees' share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body, fund, trust, scheme or arrangement.

                                    THE SEAL

133. Use of seal

133.1 Neither the Seal nor any official seal kept under Section 40 of the Companies Act 1985 shall be affixed to any instrument except in the presence or by the authority of at least two Directors or at least one Director and the Secretary and such Directors or Director and Secretary shall sign every instrument to which either is so affixed in their presence or by their authority except that all forms of certificate for shares stock or debentures or representing any other form of security may be issued and sealed by the Registrars of the Company if there shall be in force a resolution of the Board to this effect and all forms of certificates shall bear the autographic signatures of one or more Directors and the Secretary unless there shall be for the time being in force a resolution of the Board that the same need not be signed or countersigned by any person (in which event no signature or counter signature shall be required) and such signatures may if the Board so resolves be affixed by mechanical means.

133.2 Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to be a deed without the authority of the Board or of a committee authorised by the Board in that behalf. The Board may by resolution determine that such signatures or either of them shall be affixed by some method or system of mechanical or electronic means.

133.3 The Board may obtain such number of devices for affixing the Seal or any official seal kept pursuant to Section 40 of the Companies Act 1985 to any instrument as they shall think necessary or expedient and may in particular deliver such a device to any Registrars of the Company whether in the United Kingdom or abroad, provided that the Board shall provide for the safe custody of the Seal and any official seal kept pursuant to section 40 of the Companies Act 1985 and shall take such steps as may appear necessary to prevent any unauthorised use of any such device.

                                    DIVIDENDS

134. Declarations of dividends by Company

     The Company in general meeting may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits, but no dividend shall be declared in excess of the amount recommended by the Board and no dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

135. Calculation of dividends

     Subject to the rights of persons if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if a share be issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

136. Payment of interim and fixed dividends by the Board

     The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company; the Board may also pay the fixed dividend payable on any shares of the Company half-yearly or otherwise on fixed dates, whenever such profits, in the opinion of the Board, justify that course. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

137. Deductions of amounts due on shares and waiver of dividends

     The Board may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

138. Interest

     No dividend or other moneys payable on or in respect of a share shall bear interest against the Company. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Statutes which apply to the Company.

139. Forfeiture of dividends

     All dividends, interest and other sums unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends, interest and other sums unclaimed for a period of twelveyears after having been declared shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other moneys payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

140. Payment procedure

140.1 Every dividend shall be paid (subject to the Company's lien) to those Members who shall be on the Register at the date fixed by the Directors for the purpose of determining the persons entitled to such dividend (whether the date of payment or some other date) notwithstanding any subsequent transfer or transmission of shares.

140.2 Any dividend, interest or other sum payable in cash to the holder of shares may be paid by direct debit, bank transfer, (subject always, in the case of uncertificated shares, to the facilities and requirements of the relevant system concerned, where payment is to be made by means of such system), cheque, warrant or money order and the same may be remitted by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first on the Register in respect of the shares, or to such person and such address as the holder or joint holders may in writing direct, and the Company shall not be responsible for any loss of any such cheque, warrant or order. Every such cheque, order or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the registered holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares and the payment of such cheque, warrant or order shall be a good discharge to the Company. Any one or two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the shares held by such joint holders. If on two consecutive occasions cheques, warrants or orders in payment of dividends or moneys payable in respect of any share have been sent through the post in accordance with the provisions of this Article but have been returned, undelivered or left uncashed during the periods which the same are valid, the Company need not thereafter dispatch further cheques or warrants in payment of dividends or other moneys payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company or has supplied in writing to the Office an address for the purpose.

141. Dividends other than in cash

     Any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment or satisfaction , of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of any such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Board.

142. Establishment of reserve

     The Board may before recommending any dividend set aside out of the profits of the Company such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have divided as they think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

143. Waiver of dividend

     The waiver in whole or in part of any dividend on any share shall be effective only if such waiver is in writing (whether or not executed as a deed) signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.


                            CAPITALISATION OF PROFITS

144. Power to capitalise

     Subject to the provisions of Article 145, the Board may capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:

144.1 to the holders of shares on the Register at the close of business on such date as may be specified in the resolution of the general meeting granting authority for such capitalisation who would have been entitled thereto if distributed by way of dividend and in the same proportions; or

144.2 to such number of the holders of shares who may, in relation to any dividend or dividends, validly accept (whether before or after the date of adoption or alteration of this Article) an offer or offers on such terms and conditions as the Board may determine (and subject to such exclusions or other arrangements as the Board may consider necessary or expedient to deal with legal or practical problems in respect of overseas shareholders or in respect of shares held by a depositary or its nominee) to receive new shares, credited as fully paid, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a "Scrip Dividend Offer");

     and the Board shall apply such sum on their behalf either in or towards paying up any amounts, if any, for the time being unpaid on any shares held by such holders respectively or in paying up in full at par unissued shares or debentures of the Company to be allotted credited as fully paid up to such holders (where Article 144.1 applies, in the proportion aforesaid), or partly in the one way and partly in the other.

145. Authority required

145.1 The authority of the Company in general meeting shall be required for the Board to implement any Scrip Dividend Offer (which authority may extend to one or more offers) and may be given at any time, whether before or after the making or any acceptance of the Scrip Dividend Offer.

145.2 The authority of the Company in general meeting shall be required for any capitalisation pursuant to Article 144.1 above.

145.3 A share premium account and a capital redemption reserve and any other amounts which arc not available for distribution (and, in the case of a Scrip Dividend Offer, any other reserve and the profit and loss account) may, for the purposes of Article 144, only be applied in the paying up of unissued shares to be allotted to holders of shares of the Company credited as fully paid (and, in the case of any Scrip Dividend Offer, such shares shall be allotted in accordance with the terms of such Offer).

146. Provision for fractions etc

     Whenever a capitalisation requires to be effected, the Board may do all acts and things which they may consider necessary or expedient to give effect thereto, with full power to the Board to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                    ACCOUNTS

147. Accounting records to be kept

     The Board shall cause accounting records to be kept in accordance with the Statutes.

148. Location of accounting records

     The accounting records shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board may think fit and shall always be open to the inspection of the Directors and other officers of the Company. No Members (other than a Director or other officer) shall have any right of inspecting any account or book or document of the Company except as conferred by law or ordered by a court of competent jurisdiction authorised by the Board.

149. Power to extend inspection to Members

     The Board shall from time to time, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

150. Inspection of accounting records

     A printed copy of every balance sheet and profit and loss account (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors' and Auditors' reports shall (in accordance with and subject as provided by the Statutes) not less than twenty-one days before the date of the meeting be sent to every Member (whether or not he is entitled to receive notices of general meetings of the Company) and to every holder of debentures of the Company (whether or not he is so entitled) and to every other person who is entitled to receive notices of general meetings of the Company under these Articles or the Statutes, provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures and provided further that a summary financial statement may be sent to Members instead of such balance sheet, profit and loss account, annexures and reports insofar as permitted under the Statutes. To the extent permitted by the Statutes and agreed by the Member, the documents referred to in this Article may be sent by Electronic Communication.

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

                                      AUDIT

151. Appointment of Auditors

     Auditors shall be appointed and their duties regulated in accordance with the Statutes. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

                                     NOTICES

152. Service of notice

     Any notice or other document may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or at any other address in the United Kingdom which the Member shall have given in writing to the Company as his address for service or by giving it using Electronic Communications to an address for the time being notified for that purpose to the Company by the Member in a manner specified by the Board or as otherwise permitted by the Statutes. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register, and notice so given shall be sufficient notice to all the joint holders.

153. Members resident abroad

     Any Member described in the Register by an address not within the United Kingdom who shall, from time to time, give to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address, but save as aforesaid no Member other than a Member described in the Register by an address within the United Kingdom shall be entitled to receive any notice from the Company even if he has supplied an address for the purposes of receiving Electronic Communications.

154. Curtailment of postal service

     If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom or of Electronic Communications Systems the Company is unable effectively to convene a general meeting by notices sent through the post or (in the case of those Members in respect of whom an address has for the time being been notified to the Company, in the manner specified by the Board, for the purpose of giving notices by Electronic Communication) by Electronic Communication, a general meeting may be convened by a notice advertised on the same date in at least two daily newspapers with appropriate circulation and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post or (as the case may be) using Electronic Communication if at least seven days prior to the date of the meeting the posting of notices to addresses throughout the United Kingdom or (as the case may be) the sending of notices by Electronic Communication again becomes practicable.

155. Notice deemed served

     Service of the notice (or other document) shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (or other document), and to have been effected at the latest within twenty-four hours if prepaid as first-class and within seventy-two hours if prepaid as second-class after the letter containing the same is posted or, in the case of a notice (or other document) contained in an Electronic Communication, at the expiration of twenty-four - hours after the time it was sent; and in proving service of letters (or other document sent by post) it shall be sufficient to prove that the letter containing the same was properly addressed and stamped and put into a post office. Proof that a notice (or other document) contained in an Electronic Communication was sent in accordance with guidance from time to time issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

156. Service of notice on persons entitled by transmission

     A notice (or other document) may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it by Electronic Communication or through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, within the United Kingdom or address used for the purpose of Electronic Communication supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice (or other document) in any manner including by way of Electronic Communication in which the same might have been given if the death or bankruptcy had not occurred.

157. Persons entitled to receive notice

     Subject to such restrictions affecting the right to receive notice as are for the time being applicable to the holders of any class of shares, notice of every general meeting shall be given in any manner hereinbefore authorised to:

157.1 every Member except those Members who (having no registered address within the United Kingdom) have not supplied to the Company an address within the United Kingdom for the giving of notices to them;

157.2 the Auditor for the time being of the Company;

157.3 the Directors and (if any) alternate Directors.

     No other person shall be entitled to receive notices of general meetings.

                            ELECTRONIC COMMUNICATION

158. Electronic Communication

     Notwithstanding anything in these Articles to the contrary, but subject to the Statutes;

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

158.1 any notice or other document to be given or sent to any person by the Company is also to be treated as given or sent where:

     (a) the Company and that person have agreed that any notice or other document required to be given or sent to that person may instead be accessed by him on a web site;

     (b) the meeting (in the case of a notice of meeting) or other document (in any other case) is one to which that agreement applies;

     (c) that person is notified, in a manner for the time being agreed between him and the Company, of the publication of the notice or (as the case may be) other document on a web site, the address of that web site and the place on that web site where the notice or (as the case may be) other document may be accessed and how it may be accessed;

     (d) in the case of a notice of meeting, such notice of meeting is published in accordance with Article 158.2 below and the notification referred to in (c) above states that it concerns a notice of a company meeting served in accordance with the Companies Act 1985; specifies the place, date and time of the meeting; and states whether the meeting is to be an annual or extraordinary general meeting; and

     (e) in the case of a document referred to in section 238 of the Companies Act 1985, and in the case of a document comprising a summary financial statement referred to in section 251 of the Companies Act 1985, such document is published in accordance with Article 158.2 below;

          and in the case of a notice of meeting or other document so treated, such notice or other document is to be treated as so given or sent, as the case may be, at the time of the notification mentioned in (c) above; and

158.2 where a notice of meeting or other document is required by Article 158.1(d) or (e) above to be published in accordance with this Article 158.2, it shall be treated as so published only if:

     (a) in the case of a notice of meeting, the notice is published on the web site throughout the period beginning with the giving of the notification referred to in Article 158.1(c) above and ending with the conclusion of the relevant meeting; and

     (b) in the case of a document referred to in Article 158.1(e) above, the document is published on the web site throughout the period beginning at least twenty-one days before the date of the relevant meeting and ending with the conclusion of the meeting and the notification referred to in Article 158.1(c) above is given not less than twenty-one days before the date of the meeting;

          but so that nothing in this Article 158.2 shall invalidate the proceedings of the meeting where the notice or other document is published for a part, but not all, of the period mentioned in (a) or, as the case may be (b) of this Article 158.2 and the failure to publish the notice or other document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

159. Signature of documents

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

159.1 Where under these Articles a document requires to be signed by a Member or other person then, if in the form of an Electronic Communication, it must to be valid incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that Member or other person, in such form as the Board may approve, or be accompanied by such other evidence as the Board may require to satisfy themselves that the document is genuine. The Company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

159.2 The Board may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents by Electronic Communication by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to Electronic Communications; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

                                   WINDING-UP

160. Distribution of assets

     If the Company shall be wound up the Liquidator may, with the sanction of an extraordinary resolution of the contributories, divide among the contributories in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and for such purpose may set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the contributories or different classes of contributories and, may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction shall think fit.

                                    INDEMNITY

161. Indemnity of Auditors

     Subject to the provisions of the Statutes but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities incurred by him in or about the execution of the duties of his office or otherwise in relation thereto, including a liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application in which relief is granted to him by the Court and the Company may purchase and maintain for any such Auditor insurance against any such costs, charges, expenses, losses or liabilities including any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

162. Indemnity of Directors and Officers

162.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, every Director and Officer of the Company shall be indemnified by the Company

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     out of its own funds against (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company other than (i) any liability to the Company or any associated company (as defined in Section 309A(6) of the Act) and (ii) any liability of the kind referred to in Sections 309B(3) or
     (4) of the Act; and (b) any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office. Where such Drector or Officer is indemnified against any liability in accordance with this paragraph 162.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

162.2 Subject to the provisions of and so far as may be permitted by the Statutes, the Company (i) shall provide a Director or Officer with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under the provisions mentioned in Section 337A(2) of the Act and (ii) may do anything to enable a Director or Officer to avoid incurring such expenditure, but so that the terms set out in Section 337A(4) of the Act shall apply to any such provision of funds or other things done.

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